Exhibit 10.1
                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT "Agreement"), dated as of January28, 2002, between Colorado Community Broadcasting, Inc. ("Seller"), and Mako Communications, LLC, a Texas limited liability company ("Buyer").

                                R E C I T A L S:
                                 - - - - - - - -

         WHEREAS, Seller holds a certain license issued by the Federal Communications Commission ("FCC") for the operation of commercial low power television station, specifically, W67AP, Rock Harbor, Florida ("Station");

         WHEREAS, Seller desires to assign such license to Buyer, and Buyer desires to acquire such license, upon the terms and subject to the conditions herein set forth; and

         WHEREAS, the assignment of the license for the Station is subject to the prior approval of the FCC;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer agree as follows:

ARTICLE 1                  TERMS OF TRANSACTION

1.1 Assets to be Transferred. At the Closing, and on the terms and subject of the conditions set forth in this Agreement, Seller shall sell, assign, transfer, deliver and convey to Buyer, and Buyer shall purchase from Seller, the license for the Station.
1.2 Purchase Price and Payment. In consideration of the transfer by Seller to Buyer of the license, Buyer shall pay to Seller the aggregate purchase price of $25,000.00 ("Purchase Price"). The Purchase Price shall be paid to Seller on the Closing Date.

ARTICLE 2                  CLOSING

2.1 Closing; Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall occur on the day after grant by the FCC of consent to the transfer of the license form Seller to Buyer. Such consent shall take the form of the approval of the parties' joint FCC form 345 application. The date on which the Closing is required to take place is herein referred to as the "Closing Date".

         At the Closing, each of the parties hereto shall make the following deliveries or such deliveries in substitution therefore as are satisfactory to the indicated recipient:
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2.2      Deliveries by Seller.
         --------------------
(1) Seller shall deliver to Buyer a General Conveyance, Bill of Sale and Assignment and Assumption Agreement substantially in the form of Exhibit A ("Bill of Sale").
(2) Seller shall deliver notice to the Escrow Agent to deliver the Escrowed Funds to Seller.
(3) Seller shall deliver to Buyer a letter addressed to the Commission notifying the Commission of the transfer of the license to Buyer.

2.3      Deliveries by Buyer.
         -------------------

(1)      Buyer shall deliver to Seller the Purchase Price, minus the Escrowed
         Funds.
(2)      Buyer shall deliver to Seller the Bill of Sale.
(3) Seller shall deliver notice to the Escrow Agent to deliver the Escrowed Funds to Seller.

ARTICLE 3                  WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

3.l Authority Relative to this Agreement. Seller has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.
3.2 Title to Assets. Seller is the owner of, and has good and indefeasible title to the license.
3.3 Seller's Knowledge. Seller has no knowledge of any facts or circumstances the existence or absence of which are reasonably likely to cause the Commission to deny the Assignment Application.


ARTICLE 4                  ADDITIONAL AGREEMENTS

4.1 Commission Consent. Consummation of the Agreement and the performance of the obligations of Seller and Buyer under this Agreement are subject to the condition that the Commission shall have given its consent in writing, without any condition other than in the ordinary course that is materially adverse to Buyer or Seller, to the assignment of the license to Buyer. In order to expeditiously obtain FCC consent to the transfer of the license, Buyer and seller shall each complete their portion of FCC Form 345 within three days of the execution of this Agreement and Buyer shall promptly file the completed Form 345 with the FCC. Buyer shall be responsible for paying all filing fees associated with the filing and processing of Form 345.

4.2 Fees and expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense.
4.3 Dismissal of Displacement Application. Seller has informed Buyer that Seller has filed a displacement application for the Station. Upon execution of this Agreement, Seller shall immediately dismiss any displacement applications filed for the Station and shall immediately provide Buyer with a copy of such request for dismissal.
4.4 Escrow Agreement. Upon execution of this Agreement, Buyer shall deliver to Mr. Jimmy Joint ("Escrow Agent"), the sum of $5,000.00 ("Escrow Funds"). Escrow Agent shall hold such funds until such time as he receives identical instructions from both parties as to whom such funds should be delivered.
4.5 On Air Signal. Buyer shall put the Station on the air prior to January 24, 2002.

ARTICLE 5         TERMINATION

5.1 Termination. This Agreement may be terminated and the transaction contemplated hereby abandoned at any time prior to the

                  Closing in the following manner:

(a) by the FCC's Order denying consent to assign the license for the Station to the Buyer; or

(b) by Seller, if Buyer shall have failed to fulfill in any material respect any of its material obligations under this Agreement; or

(c) by Buyer, if Seller shall have failed to fulfill in an material respect any of its material obligations under this Agreement.

5.2 Escrow Deposit. If this Agreement is terminated pursuant to 5.1 (a) or (c), the Escrow Deposit shall be returned to Buyer. If this Agreement is terminated pursuant to 5.1 (b), the Escrow Deposit shall be delivered to Seller.

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

Colorado Community Broadcasting, Inc.

By:  /s/ Adelisa Shwayder

Title: Secretary/Treasurer

Date: January 28, 2002


BUYER:

Mako Communications, LLC

By: ___________________________________

Title: __________________________________

Date: __________________________________